UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

205 Carriage Street, Guin, AL	35570
(Address of principal executive offices)	(Zip code)

(205) 468-8400

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “Deer Valley” and the “Company” are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiaries, Deer Valley Homebuilders, Inc., an Alabama corporation, and Deer Valley Finance, Corp., a Florida corporation. Specific discussions or comments relating to Deer Valley Corporation will reference “DVC,” those relating to Deer Valley Homebuilders, Inc. will be referred to as “DVHB”, and those relating to Deer Valley Finance Corp. will be referred to as “DVFC.”

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2015, Deer Valley entered into that certain Secured Convertible Note and Security Agreement with BLU Autoworks LLC, a Delaware limited liability company (the “Borrower”), pursuant to which Deer Valley loaned Three Million and No/100 Dollars ($3,000,000) to Borrower (the “Initial Advance”). The Secured Convertible Note provides that Borrower may, as agreed to by Deer Valley, borrower up to an additional One Million and No/100 Dollars ($1,000,000) (collectively, with the Initial Advance, the “Loan’). The Loan bears interest at a rate of five percent (5.0%) per annum, matures on June 30, 2016, and is secured by the assets of the Borrower. Deer Valley may, at its option, convert the outstanding principal and interest of the Loan into membership interests in Borrower, which membership interests shall entitle Deer Valley to receive, upon liquidation of Borrower, shares of Tua Autoworks Holdings S.à.r.l. (“Tua Luxembourg”) equal to 5.74% of the outstanding capital shares of Tua Luxembourg, or, if Deer Valle elects to request an independent valuation analysis, such percentage of the shares of Tua Luxembourg as determined by an independent valuation analysis. Tua Luxembourg and Borrower are developing an automobile manufacturing business located in Italy.

Tony Bonidy and Lodovico de Visconti are members of the Board of Directors of Deer Valley, Lodovico de Visconti is the sole manager of the Borrower, and Tony Bonidy, Lodovico de Visconti and Christophe Fender (a resident of Luxembourg) are the sole members of the Board of Directors of Tua Luxembourg. Tony Bonidy and Lodovico de Visconti directly, or indirectly, control the voting capital stock of Deer Valley, Borrower, and Tua Luxembourg.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 22, 2015, Deer Valley sold, in a Bargain Sale Exchange, its idle manufacturing plant located in Sulligent, Alabama, and the surrounding thirteen (13) acres (the “Sulligent Property”). Deer Valley sold the Sulligent Property to The Industrial Development Board of the Town of Sulligent Inc., a political subdivision of the State of Alabama and an IRS 561 approved organization (the “Buyer”), for a combined purchase price of One Million One Hundred Fifty Thousand and No/100 Dollars ($1,150,000), comprised of (i) a cash payment by Buyer to Deer Valley of Three Hundred Fifty Thousand and No/100 Dollars ($350,000), and (ii) a charitable contribution made by Deer Valley to Buyer of Eight Hundred Thousand and No/100 Dollars ($800,000). The charitable contribution equaled the difference between the appraised value of the Sulligent Property, as determined by an independent MAI appraiser, and the cash portion of the purchase price paid to Deer Valley by Buyer. The Internal Revenue Code (IRC) 170 Exchange, also known as Bargain Sale, is a transaction which allows a property owner donate its property and receive a “charitable contribution” income tax deduction.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

10.01	Secured Convertible Note

10.02	Security Agreement

10.03	Bargain Sale Agreement and Initial Escrow Instructions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	/s/ John S. Lawler
Name:	John Steven Lawler
Title:	Chief Financial Officer and Secretary
Dated:	December 30, 2015